Exhibit 99.1

Calidi Biotherapeutics Reports Fourth Quarter and Full-Year 2025 Financial Results and Recent Operational Highlights

-	Announced partnership with Australian CRO to accelerate initiation of CLD-401 clinical trial
-	The Company has received feedback from the FDA through Type D interactions, and the Company believes its manufacturing and analytical approaches for CLD-401 are in alignment with FDA guidance; Calidi expects to file an IND by end of 2026
-	Partnered with Matica Bio around the GMP manufacturing of CLD-401
-	Presented new data on in situ T-cell engagers (TCEs) at 2026 AACR-IO conference
-	Raised $6.5 million in public offering and ATM sales

SAN DIEGO, March 27, 2026 — (GLOBE NEWSWIRE) — Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi” or the “Company”), a biotechnology company pioneering the development of targeted genetic medicines, today reported its fourth quarter and full-year 2025 operating and financial results and reviewed recent business highlights.

“We are extremely excited about the continued progress at Calidi,” said Eric Poma, PhD, CEO of Calidi Biotherapeutics. “We continue to advance CLD-401, the first lead from our RedTail platform, towards the clinic and have built a world-class scientific advisory board to aid those efforts. We have also expanded what the RedTail platform can do with our new approach of in situ T-cell engagers.”

Fourth Quarter 2025 and Recent Corporate Developments

-	Partnered with Avance Clinical, a full-service contract research organization (CRO) with a proven track record and experience in obtaining regulatory approval and clinical trial initiation in Australia. The partnership is focused on rapidly initiating a first-in-human clinical trial for CLD-401 in Australia. CLD-401, the Company’s lead asset, is a systemically delivered oncolytic virus that replicates only in tumor cells. CLD-401 induces high concentrations of IL-15 superagonist (IL15 SA) expression in the tumor microenvironment while limiting peripheral exposure.

-	In parallel, Calidi is pursuing an IND filing with the FDA by the end of 2026. Calidi has interacted with the FDA around the Company’s manufacturing and analytical approaches through its Type D meeting request process. The feedback it has received from the agency supports the use of this process for the clinical development of CLD-401.

-	Partnered with Matica Bio, a leading CDMO in the field of oncolytic virus manufacturing, for the GMP manufacturing of CLD-401. Matica has successfully executed multiple oncolytic virus programs at its state-of-the-art, purpose-built GMP facility in College Station, Texas. That facility was designed specifically to support complex viral vector modalities like CLD-401.

-	Presented data demonstrating the expression of an in situ T-cell engagers (TCEs) for solid tumors and the simultaneous expression of a T-cell activating agent (e.g., IL-15 SA) through its systemically delivered RedTail platform at the AACR Immuno-Oncology (AACR-IO) conference. High expression of in situ TCE coincident with expression of a T-cell activator in the TME may overcome the traditional limitations of TCEs in solid tumor.

-	Raised $6.0 million in gross proceeds from an underwritten public offering with new and existing investors in Q1-2026 and $0.5 million in gross proceeds from the sale of stock under our ATM in Q4-2025, strengthening the balance sheet and extending Calidi’s cash runway.

Fourth Quarter 2025 Financial Results

The company reported a net loss attributable to common stockholders of $4.1 million, or $0.57 per share, for the three months ended December 31, 2025, compared to a net loss attributable to common stockholders of $4.1 million, or $3.23 per share, for the same period in 2024.

Research and development expenses were $2.4 million for the three months ended December 31, 2025, compared to $1.8 million for the comparable period in 2024, respectively.

General and administrative expenses were $2.1 million for the three months ended December 31, 2025, compared to $2.2 million for the comparable period in 2024, respectively.

Full Year 2025 Financial Results

The company reported a net loss attributable to common stockholders of $25.6 million, or $5.95 per share, for the year ended December 31, 2025, compared to a net loss attributable to common stockholders of $23.8 million, or $35.70 per share, for the year ended December 31, 2024.

Research and development expenses were $9.7 million for the year ended December 31, 2025, compared to $8.9 million for the year ended December 31, 2024, respectively.

General and administrative expenses were $10.5 million for the year ended December 31, 2025, compared to $12.9 million for the year ended December 31, 2024, respectively.

The company had approximately $5.6 million in cash and $0.2 million in restricted cash as of December 31, 2025, compared to $9.6 million in cash and $0.2 million in restricted cash as of December 31, 2024.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a biotechnology company pioneering the development of targeted therapies with the potential to deliver genetic medicines to distal sites of disease. The company’s proprietary Redtail platform features an engineered enveloped oncolytic virus designed for systemic delivery and targeting of metastatic sites. This advanced enveloped technology is intended to shield the virus from immune clearance, allowing virotherapy to effectively reach tumor sites, induce tumor lysis, and deliver potent genetic medicine(s) to metastatic locations.

CLD-401, the lead candidate from the Redtail platform, currently in IND-enabling studies, targets non-small cell lung cancer, head and neck cancer, and other tumor types with high unmet medical need. Calidi continues to advance its pipeline utilizing the Redtail platform including its novel approach to incorporate in situ T-cell engagers in solid tumors.

Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com or view Calidi’s Corporate Presentation here.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the Company’s plans strategies, priorities and key operational initiatives for fiscal year 2026, including the Company’s plan to submit an Investigational New Drug (“IND”) application by the end of 2026, statements concerning key milestones, including certain pre-clinical data, planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates; and, with respect to the Company’s fiscal year 2026 initiatives, including the timing and ability to submit an IND application by the end of 2026, the risk that actual results may differ materially due to, among other things, the timing, cost and results of research and development activities and preclinical studies; interactions with, and the timing and substance of feedback from, regulatory authorities (including that any preliminary interactions with the FDA may not be indicative of future outcomes or regulatory success); changes in applicable laws or regulations; manufacturing and supply chain matters; the availability of capital and other resources; and changes in business, market, economic or competitive conditions. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s annual report filed with the SEC on Form 10-K on March 27, 2026, as may be amended or supplemented by other reports we file with the SEC from time to time. We disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contacts:

For Investors and Media:
Dave Gentry, CEO
RedChip Companies, Inc.
1-407-644-4256
CLDI@redchip.com

CALIDI BIOTHERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value data)

	December 31,
	2025	2024

ASSETS
CURRENT ASSETS
Cash	$5,600	$9,591
Prepaid expenses and other current assets	656	636
Total current assets	6,256	10,227
NONCURRENT ASSETS
Machinery and equipment, net	781	869
Operating lease right-of-use assets, net	1,682	2,934
Other noncurrent assets	138	152
TOTAL ASSETS	$8,857	$14,182
LIABILITIES AND TOTAL EQUITY
CURRENT LIABILITIES
Accounts payable	$595	$2,072
Related party accounts payable	18	2
Accrued expenses and other current liabilities	1,276	1,858
Related party accrued expenses and other current liabilities	530	480
Term notes payable, net of discount, including accrued interest	—	251
Related party term notes payable, net of discount, including accrued interest	—	2,702
Related party bridge loan payable, including accrued interest	—	223
Related party other current liability	—	638
Finance lease liability, current	111	66
Operating lease right-of-use liability, current	1,405	1,204
Total current liabilities	3,935	9,496
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	277	1,845
Finance lease liability, noncurrent	171	145
Promissory note	600	600
Warrant liability	107	119
Related party warrant liability	8	9
TOTAL LIABILITIES	5,098	12,214
TOTAL EQUITY	3,759	1,968
TOTAL LIABILITIES AND TOTAL EQUITY	$8,857	$14,182

CALIDI BIOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2025	2024
OPERATING EXPENSES
Research and development	$(9,737)	$(8,878)
General and administrative	(10,503)	(12,898)
Total operating expense	(20,240)	(21,776)
Loss from operations	(20,240)	(21,776)
OTHER INCOME (EXPENSES), NET
Interest expense	(131)	(372)
Interest expense – related party	(76)	(561)
Change in fair value of other liabilities and derivatives	1	285
Change in fair value of other liabilities and derivatives – related party	1	39
Grant income	50	181
Gain on sale of investment in Nova Cell	244	—
Other income, net	103	9
Total other income (expenses), net	192	(419)
LOSS BEFORE INCOME TAXES	(20,048)	(22,195)
Income tax provision	(15)	(14)
NET LOSS	$(20,063)	$(22,209)
Net loss attributable to noncontrolling interest	(157)	(66)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	(19,906)	(22,143)
Deemed dividend on warrants	(5,673)	(1,671)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(25,579)	(23,814)
Net loss per share; basic and diluted	$(5.95)	$(35.70)
Weighted average common stock shares outstanding; basic and diluted	4,302	667